EXHIBIT 10.14

RECOGNITION, SUBORDINATION, AND NON-DISTURBANCE AGREEMENT

THIS RECOGNITION, SUBORDINATION, AND NON-DISTURBANCE AGREEMENT (this “Agreement”) is entered into as of February 7, 2025, by and among U.S. HOME LLC, a Delaware limited liability company (“U.S. Home”), Lennar Homes Holding, LLC, a Delaware limited liability company (“Lennar Home”), CalAtlantic Group, LLC, a Delaware limited liability company (“CalAtlantic”, and together with U.S. Home and Lennar Home, individually or collectively, as the context may require, “Builder”), MILLROSE PROPERTIES, INC., a Maryland corporation (“Lender”), MILLROSE PROPERTIES HOLDINGS, LLC, a Delaware limited liability company (“TRSCo”), and each of the entities identified on Schedule I (individually or collectively, as the context may require, the “Property LLCs” and together with TRSCo, individually or collectively, as the context may require, “Borrower”).

RECITALS

A. TRSCo owns 100% of the limited liability company interests in each Property LLC.

B. Builder is a party to that certain Master Option Agreement (the “Option Agreement”) and Master Construction Agreement (the “Construction Agreement” and together with the Option Agreement, the “Transaction Documents”), each dated February 7, 2025, by and among Builder and the Property LLCs.

C. The Transaction Documents govern certain rights and obligations of Builder and the Property LLCs with respect to certain real property more particularly described in the Transaction Documents (individually or collectively, as the context may require, the “Property”).

D. As security for the obligation of Borrower to pay Lender (the “Indebtedness”) pursuant to that certain Promissory Note of even date herewith made by Borrower in favor of Lender (the “Note”), Borrower has granted to Lender one or more mortgages or deeds of trust constituting a lien on the Property (collectively, the “Mortgages”). In connection with the Indebtedness, Lender has required that Builder subordinate its rights with respect to the Transaction Documents to the Mortgages.

E. In addition to the Mortgage, TRSCo has entered into that certain Pledge and Security Agreement dated February 6, 2025 by and between TRSCo and Lender with respect to the “Pledged Collateral” (as defined in the Pledge and Security Agreement) (the “Pledged Collateral”) (the “Pledge”, and together with the Note and the Mortgages, collectively, the “Loan Documents”).

F. Builder is willing to consent to such subordination upon and subject to the terms and conditions set forth in this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Recitals. The recitals set forth above are true and correct and are hereby incorporated in their entirety into this Agreement.

2. Certifications, Representations, and Warranties of Loan Parties. Each of Lender and Borrower (the “Loan Parties”) hereby certifies, represents, and warrants to Builder that:

(a) Other than the Loan Documents, there are no other agreements in existence between or among the Loan Parties relating to the Indebtedness.

(b) The Loan Documents have not been altered, amended, or modified since the date of their original execution and are presently in full force and effect.

(c) The Loan Parties have fulfilled all of their duties and obligations under the Loan Documents to be fulfilled and are not in default under the terms, conditions, covenants, and obligations of the Loan Documents.

(d) The Loan Parties have not, and shall not assign without the prior written consent of Builder, in Builder’s sole discretion, any of their respective rights or obligations under the Loan Documents, except that Lender may assign its rights under the Loan Documents to a wholly owned subsidiary if reasonably necessary to preserve its status as a real estate investment trust for U.S. federal income tax purposes.

3. Subordination Agreement; Recognition. Subject to the terms and conditions of this Agreement, including Lender’s obligations under Section 4 hereof, Builder hereby subordinates all of its rights, title, claims, and interests in, to, and under the Transaction Documents to the Mortgages and Pledges, and Builder hereby acknowledges and agrees that, notwithstanding anything contained in the Transaction Documents to the contrary, the Mortgages and Pledges shall constitute a prior lien to any rights of Builder under the Transaction Documents. For the avoidance of doubt, Builder’s obligations pursuant to this Section 3 are wholly dependent upon the continued existence and enforceability of the Transaction Documents and Lender’s obligations under Section 4 hereof, and shall terminate immediately and without need for further action by any party upon the termination, curtailment, or invalidation of any of Builder’s material rights under the Option Agreement or under Section 4 hereof as a result of the actions of any person other than Builder.

4. Non-Disturbance.

(a) If Lender acquires any Property or Pledged Collateral as a result of Lender’s exercise of any remedies under the Loan Documents, Lender shall (i) fully perform Borrower’s obligations with respect to such Property or Pledged Collateral under this Agreement and the Transaction Documents in the same manner and to the same extent Borrower would have been required to perform them, (ii) take no action that would prevent or be inconsistent with Builder’s exercise of its rights under this Agreement and the Transaction Documents, including, without limitation, Builder’s right to acquire the Property pursuant to the Option Agreement, and (iii) if requested by Builder, (A) execute any Property-related documents that are to be signed by a Borrower (e.g., final plat(s)), (B) release any Mortgage or Pledge with respect to any common areas or streets created or dedicated in connection with the development of the Property, and (C) subordinate any Mortgage or Pledge to any easement or declaration granted or created in connection with the development of the Property.

(b) Upon the consummation of a Closing (as defined in the Option Agreement) with respect to any Property constituting all or any portion of a Homesite (as defined in the Option Agreement) in accordance with the terms of the Option Agreement and the payment of the purchase price required under the Option Agreement by Builder (or Lender on behalf of Builder), the estate granted by the Mortgage with respect to such portion of the Property with respect to such

Homesite only (but, for the avoidance of doubt, not including any portion of the Property that was not subject to such Closing) shall automatically and without the need for any further action by Lender or the Property LLCs cease, terminate, and be void, provided that Lender, at Lender’s expense, shall execute such documents as may be reasonably requested by Builder to evidence the release of the Mortgage (and any liens and security interests created by the Mortgage). Lender shall not amend or modify any provisions of the Loan Documents requiring any release described in the preceding sentence.

(c) Lender shall notify Builder at least 10 business days before commencing a foreclosure (whether judicial or non-judicial) with respect to a Mortgage or Pledge. Within 10 business days after the commencement of any such foreclosure, Lender shall send a notice to Builder (a “Purchase Option Notice”) granting to Builder the right to purchase the Indebtedness upon, and for no consideration other than, payment of all amounts due and owing by Borrower under such Indebtedness (the “Loan Purchase Price”). The right to purchase the Indebtedness shall be exercisable for not less than 30 business days.

(d) If any bankruptcy, reorganization, or insolvency proceedings are commenced by or against Borrower, Lender shall not take any action with respect to such proceeding that would adversely affect (i) Builder’s rights under this Agreement, (ii) in any material respect Builder’s rights under the Transaction Documents, or (iii) Builder’s right to assert a claim as a creditor or interested party in any bankruptcy, reorganization or insolvency case or proceedings affecting Borrower, in each case, without Builder’s prior written consent.

5. Purchase Option. If Builder determines to exercise its rights pursuant to the Purchase Option Notice within the period specified in that notice, Builder shall deliver a written notice to Lender (a “Purchase Election Notice”) agreeing to purchase the Indebtedness for the Loan Purchase Price. On the 15th business day after delivery of the Purchase Election Notice, or on such earlier date as shall be mutually agreed by the Builder and Lender, Builder shall pay to Lender in U.S. dollars by wire transfer of immediately available funds an amount equal to the Loan Purchase Price, and Lender shall deliver to Builder all of the Loan Documents and such assignment documentation, in form and substance reasonably acceptable to Builder and prepared at the sole cost and expense of Builder, as shall be reasonably required to assign the Indebtedness to Builder. Notwithstanding anything in this Agreement to the contrary, Builder shall have the right to extend the date upon which the closing of the purchase of the Indebtedness is to occur up to 30 days after the end of the 15th business day after delivery of the Purchase Election Notice.

6. Obligations of Lenders Are Continuing. The obligations of the Lenders hereunder, including their obligations with respect to the Transaction Documents, shall be continuing, valid, and enforceable and shall not be subject to any reduction, limitation, impairment, discharge, or termination for any reason, without regard to (a) the validity or enforceability of the Option Agreement, in the event of a bankruptcy proceeding by the applicable Property LLC or otherwise, or (b) any other circumstance whatsoever (with or without notice to or knowledge of the applicable Lender) which might constitute an equitable or legal discharge of the obligations of the applicable Property LLC under the Transaction Documents, or their duty to perform thereunder in whole or in part, or of such Lender’s obligations under this Agreement, in bankruptcy or in any other instance.

7. Builder Cure Right. If Lender sends any notice to Borrower regarding (a) any default under the Loan Documents or (b) any event or condition that could reasonably be expected to result in a default under the Loan Documents, Lender shall send a copy of such notice to Builder no later than the next business day after notifying Borrower. For 30 days following the date of such notice to Builder, Builder shall have the right (but not the obligation) to cure any such default, or remedy any such event or condition, in each case, on Borrower’s behalf. To the extent Lender’s exercise of any remedy available to it under the Loan Documents would prejudice Builder’s cure right (or make the exercise of such right more burdensome or costly), Lender shall not exercise any such remedy until the earlier of (i) 30 days after the date of the notice to Builder or (ii) Builder’s confirmation in writing to Lender that it does not intend to exercise its cure right. If the exercise of Builder’s cure right would not require Builder to make a payment to Lender (or provide Borrower with funds to make such a payment) and the default, condition, or event is not reasonably susceptible to being cured or remedied within 30 days, Builder shall be afforded such additional time as shall be reasonably necessary to effectuate such cure or remedy. Any amounts paid by Builder on behalf of Borrower pursuant to this Section 6 shall be credited on a dollar-for-dollar basis against the price of future Takedowns (as such term is defined in the Option Agreement) payable from time to time by Builder in accordance with the Option Agreement, until the cost of the cure has been fully offset by the amounts credited.

8. Modifications of Other Documents.

(a)

No renewal, modification, or extension of the obligations of Borrower under the Loan Documents, and no release or surrender of any security for the Loan Documents or the obligations of any endorsers or sureties thereof, nor any release from the terms of this Agreement of any claims subordinated and no delay or omission in exercising any right or power on account of or in connection with the Loan Documents or under this Agreement shall in any manner impair or adversely affect the terms of this Agreement (including, without limitation, the subordination set forth in Section 3 hereof) or the rights and obligations of Lender, Builder, and/or Borrower under this Agreement unless, in each case, Builder gives prior written consent.

(b)

Without the prior written consent of Lender, which shall not be unreasonably withheld, conditioned, or delayed, Builder and each Borrower shall not amend or otherwise modify the Option Agreement except to the extent such amendments or modifications are entered into in the ordinary course of the land banking business, including but not limited to amending the Takedown Schedule and Budget (as each is defined in the Option Agreement) and are not materially adverse to Lender. Builder and Owner agree that following the exercise of any remedies Lender is afforded under the Loan Documents and upon any acquisition of the Property or Pledged Collateral, Lender is entitled to all of Owner’s rights, title, claims, and interests in, to, and under this Agreement and the Transaction Documents.

9. [Deleted].

10. Termination. So long as Lender has not enforced any rights and/or remedies under any of the Loan Documents this Agreement will terminate upon the (a) full, final, and indefeasible payment of all amounts due under the Loan Documents and (b) the satisfaction in full of all of Property LLCs’ obligations under the Transaction Documents.

11. Notices. All notices, requests, and other communications hereunder shall be in writing and may be given personally, by registered or certified mail (return receipt requested), by courier, or by FedEx (or other reputable overnight delivery service) for overnight delivery, as follows:

To Lender:	c/o Kennedy Lewis and Residential
Advisors LLC
[redacted]
[redacted]
Attention: [redacted]
Email: [redacted]

With A Required Copy To:	Hunton Andrews Kurth LLP
[redacted]
[redacted]
Attention: [redacted]
Email: [redacted]

To Builder:	c/o Lennar Corporation
[redacted]
[redacted]
Attention: [redacted]
Email: [redacted]
[redacted]

To Borrower:	c/o Kennedy Lewis and Residential
Advisors LLC
[redacted]
[redacted]
Attention: [redacted]
Email: [redacted]

With A Required Copy To:	Hunton Andrews Kurth LLP
[redacted]
[redacted]
Attention: [redacted]
Email: [redacted]

or to such other address or such other person (in each instance, so long as located in the United States of America) as the addressee party shall have last designated by notice to the other party. Each notice shall be deemed to have been delivered, given, and received for all purposes as of the date so delivered at the applicable address (so long as delivery is evidenced by the customary courier or U.S. mail receipt, as applicable); provided that notices received on a day that is not a business day shall be deemed received on the next business day.

12. Effect of Agreement on Borrower and Third Parties. This Agreement is for the sole benefit of the Lender and the Builder and their respective permitted successors and assigns and will inure to the benefit of and be binding upon Lender and Builder and their respective permitted successors and assigns; provided that no assignment shall relieve a party from its obligations hereunder. This Agreement shall survive the sale or other transfer of the Property pursuant to a foreclosure, trustee’s sale, or deed in lieu of foreclosure and shall be binding upon any party acquiring any of the Property pursuant thereto. Nothing herein will be deemed to modify, limit, or in any way affect the rights and obligations of Borrower to Builder under the Transaction Documents or of Borrower to Lender.

13. Governing Law; Severability. THIS AGREEMENT IS GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES. If any provision is held to be prohibited or invalid under applicable law, such provision will be ineffective to the extent of such prohibition or invalidity without invalidating any other provision of this Agreement, except that the respective obligations of the parties under Section 3 are non-severable from Lender’s obligations under Section 4 hereof.

14. Waiver of Jury Trial. THE PARTIES HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT AND ANY DOCUMENT EXECUTED IN CONNECTION HEREWITH OR RELATED HERETO, OR ANY COURSE OR CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF EITHER PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES TO ENTER INTO THIS AGREEMENT.

15. Conflicts. In the event of any conflict between the terms and conditions of this Agreement and the Transaction Documents or the Loan Documents, this Agreement shall control with respect to the subject matter of this Agreement.

16. Attorneys’ Fees. In the event that either party hereto brings an action or proceeding against the other party to enforce or interpret any of the covenants, conditions, agreements, or provisions of this Agreement, the prevailing party in such action or proceeding shall be entitled to recover all costs and expenses of such action or proceeding, including, without limitation, attorneys’ fees, charges, disbursements, and the fees and costs of expert witnesses. If any party secures a judgment in any such action or proceeding, then any costs and expenses (including, but not limited to, attorneys’ fees and costs) incurred by the prevailing party in enforcing such judgment, or any costs and expenses (including, but not limited to, attorneys’ fees and costs) incurred by the prevailing party in any appeal from such judgment in connection with such appeal shall be recoverable separately from and in addition to any other amount included in such judgment. The preceding sentence is intended to be severable from the other provisions of this Agreement, and shall survive and not be merged into any such judgment.

17. Titles and Headings; Construction. The titles and headings at the beginning of each section of this Agreement are solely for convenience and are not part of this Agreement. Unless otherwise indicated, each reference in this Agreement to a section or exhibit is a reference to the respective section herein or exhibit hereto. As used in this Agreement, the masculine, feminine, and neuter gender and the singular or plural shall each be construed to include the other whenever the context so requires. This Agreement shall be construed as a whole and in accordance with its fair meaning, without regard to any presumption or rule of construction causing this Agreement or any part of it to be construed against the party causing the Agreement to be written. The parties acknowledge that each has had a full and fair opportunity to review the Agreement and to have it reviewed by counsel.

18. Counterparts. This Agreement may be executed in as many counterparts as may be deemed necessary and convenient, and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same instrument.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties have signed and sealed this Agreement as of the date set forth herein.

U.S. HOME LLC, a Delaware limited liability company

By:	/s/ Mark Sustana
Name:	Mark Sustana
Title:	Vice President

LENNAR HOMES HOLDING, LLC, a Delaware limited liability company

By:	/s/ Mark Sustana
Name:	Mark Sustana
Title:	Vice President

CALATLANTIC GROUP, LLC, a Delaware limited liability company

By:	/s/ Mark Sustana
Name:	Mark Sustana
Title:	Vice President

MILLROSE PROPERTIES, INC., a Maryland corporation

By:	/s/ Darren Richman
Name:	Darren Richman
Title:	Chief Executive Officer

MILLROSE PROPERTIES HOLDINGS, LLC, a Delaware limited liability company

By:	/s/ Darren Richman
Name:	Darren Richman
Title:	Chief Executive Officer

Millrose Properties Alabama, LLC

Millrose Properties Arizona, LLC

Millrose Properties Arkansas, LLC

Millrose Properties California LLC

Millrose Properties Colorado, LLC

Millrose Properties Delaware, LLC

Millrose Properties Florida, LLC

Millrose Properties Florida II, LLC

Millrose Properties Georgia, LLC

Millrose Properties Idaho, LLC

Millrose Properties Illinois, LLC

Millrose Properties Indiana, LLC

Millrose Properties Kansas, LLC

Millrose Properties Maryland, LLC

Millrose Properties Minnesota, LLC

Millrose Properties Missouri, LLC

Millrose Properties Nevada, LLC

Millrose Properties New Jersey, LLC

Millrose Properties New York, LLC

Millrose Properties North Carolina, LLC

Millrose Properties Oklahoma, LLC

Millrose Properties Oregon, LLC

Millrose Properties Pennsylvania, LLC

Millrose Properties South Carolina, LLC

Millrose Properties Tennessee, LLC

Millrose Properties Texas, LLC

Millrose Properties Utah, LLC

Millrose Properties Virginia, LLC

Millrose Properties Washington, LLC

Millrose Properties West Virginia, LLC

Millrose Properties Wisconsin, LLC

By: Millrose Properties Holdings, LLC, its sole Member By: Millrose Properties, Inc., its sole Member

By:	/s/ Darren Richman
Name:	Darren Richman
Title:	Chief Executive Officer

[Signature Page to Recognition, Subordination and Non-Disturbance Agreement]

SCHEDULE I

PROPERTY LLCs

1.	Millrose Properties Alabama, LLC

2.	Millrose Properties Arizona, LLC

3.	Millrose Properties Arkansas, LLC

4.	Millrose Properties California LLC

5.	Millrose Properties Colorado, LLC

6.	Millrose Properties Delaware, LLC

7.	Millrose Properties Florida, LLC

8.	Millrose Properties Florida II, LLC

9.	Millrose Properties Georgia, LLC

10.	Millrose Properties Idaho, LLC

11.	Millrose Properties Illinois, LLC

12.	Millrose Properties Indiana, LLC

13.	Millrose Properties Kansas, LLC

14.	Millrose Properties Maryland, LLC

15.	Millrose Properties Minnesota, LLC

16.	Millrose Properties Missouri, LLC

17.	Millrose Properties Nevada, LLC

18.	Millrose Properties New Jersey, LLC

19.	Millrose Properties New York, LLC

20.	Millrose Properties North Carolina, LLC

21.	Millrose Properties Oklahoma, LLC

22.	Millrose Properties Oregon, LLC

23.	Millrose Properties Pennsylvania, LLC

24.	Millrose Properties South Carolina, LLC

25.	Millrose Properties Tennessee, LLC

26.	Millrose Properties Texas, LLC

27.	Millrose Properties Utah, LLC

28.	Millrose Properties Virginia, LLC

28.	Millrose Properties Washington, LLC

29.	Millrose Properties West Virginia, LLC

30.	Millrose Properties Wisconsin, LLC